CODE OF ETHICS

SEGALL BRYANT & HAMILL

10 SOUTH WACKER DRIVE
SUITE 3500
CHICAGO, ILLINOIS 60606

SBH Code of Ethics – July 2013

TABLE OF CONTENTS

PAGE

	EXECUTIVE SUMMARY	1

SECTION I.	PURPOSE AND DESIGN	3

SECTION II.	DEALING WITH CLIENTS	5

SECTION III.	TRANSACTIONS & REPORTING	7

SECTON IV	INSIDER TRADING	15

SECTION V.	OTHER POLICIES	19

SECTION VI.	SUPERVISORY PROCEDURES	22

SECTION VII.	ENFORCEMENT AND SANCTIONS	24

SECTION VIII.	MISCELLANEOUS PROVISIONS	27

SECTION IX	INVESTMENT COMPANIES	29

SECTION X.	DEFINITIONS	32

	EXHIBIT A	39
	SBH Preclearance Form
	EXHIBIT B	40
	Initial Holdings Report
	EXHIBIT C	41
	Quarterly Transaction Report
	EXHIBIT D	42
	Initial and Annual Acknowledgements
	EXHIBIT E	47
	Outside Broker/Dealer Form
	EXHIBIT F	48
	Intentionally left blank
	EXHIBIT G	49
	Outside Business Activity Approval
	EXHIBIT H	51
	Electronic Communications Agreement

SBH Code of Ethics – July 2013

As most recently approved on:
July 25,2013

CODE OF ETHICS
FOR
SEGALL BRYANT & HAMILL

EXECUTIVE SUMMARY
FOR ALL SUPERVISED PERSONS

Administration	All Employees	Access Persons	Portfolio Managers
Must obtain pre-approval of transactions		X	X
Disallowed personal transactions seven days prior to or after a Fund or Managed Account transaction in that same security except as allowed by the De Minimis Exemption			X
Prohibited from buying or selling a security the same day a Fund or Managed Account is buying/selling that same security except as allowed by the De Minimis Exemption		X	X
Must receive prior approval of Chief Executive Officer or his/her designee to trade private placements		X	X
Prohibited from purchasing initial public offerings	X	X	X
Must submit quarterly report of transactions	X	X	X
Notify Compliance before opening brokerage accounts	X	X	X
Have duplicate confirmations and statements sent to Compliance	X	X	X
Must report outside business activities	X	X	X

SBH Code of Ethics – July 2013

Administration	All Employees	Access Persons	Portfolio Managers
Must report related persons in securities business	X	X	X
Prohibition on insider trading	X	X	X
Prohibited from accepting gifts deemed excessive	X	X	X
Prohibited from serving as director of public company without approval of Chief Executive Officer		X	X
Prohibited from using the same broker for their personal account as they use for accounts they manage.			X
Must provide a report of initial holdings and list of all brokerage accounts.	X	X	X
Must provide a report of Annual Holdings and list of all brokerage accounts.	X	X	X
Disclose conflicts of interest to Compliance Department.	X	X	X
Ensure that gifts given or received, entertainment, political contributions and charitable contributions are in compliance with applicable rules, requirements and business practices.	X	X	X

SBH Code of Ethics – July 2013

I.  PURPOSE AND DESIGN

This Code of Ethics (“Code”) is adopted by Segall Bryant & Hamill (the “Company”) in an effort to prevent violations of the Investment Advisers & Investment Company Acts of 1940, and the Rules and Regulations thereunder.

The philosophy of the Code includes:

1.	The duty at all times to place the interests of clients first;

2.
The requirement that all personal securities transactions be conducted in such a manner as to be consistent with the Code  and to avoid any actual or potential conflict of interest or any abuse of an employee’s position of trust and responsibility;

3.	The principle that Company personnel should not take inappropriate advantage of their positions;

4.	The principle that information concerning the identity of security holdings and financial circumstances of clients is confidential;

5.	The principle that independence in the investment decision-making process is paramount;

6.	Protect the Company’s clients by deterring misconduct;

7.	Educate employees regarding the Company’s expectations and the laws governing their conduct;

8.	Remind employees that they are in a position of trust and must act with propriety at all times;

9.	Protect the reputation of the Company;

10.	Guard against violation of the securities laws; and

11.	Establish procedures for employees to follow so that the Company may determine whether its employees are complying with the Company’s ethical principles.

SBH Code of Ethics – July 2013

Each employee and Access Person must read and retain a copy of this Code and will be asked to sign an initial acknowledgment form within two weeks of their start date and an annual acknowledgement on at least an annual basis, acknowledging compliance with the Code.  See Exhibits D1 and D2, for the Initial and Acknowledgement Forms.

Questions regarding the Code are to be directed to a Managing Director who sits on the Management Committee or the Company’s Chief Compliance Officer of the Company or his or her designee.

This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions may not shield personnel from liability for personal trading or other conduct that violates a fiduciary duty to clients or Fund shareholders.

It is an obligation of each Employee to report any violations of this Policy to the Adviser’s Chief Compliance Officer or the Adviser’s General Counsel (who will ultimately also report the violation to the Chief Compliance Officer).  All reports will be treated confidentially and investigated promptly and appropriately.  The Adviser will not tolerate interference or retaliation of any kind against any Employee who in good faith reports a violation of the Policy by another Employee and any retaliation constitutes a further violation of the Policy.

SBH Code of Ethics – July 2013

II.  DEALING WITH CLIENTS

Dealing With Clients.  Supervised Persons, in connection with the purchase or a sale, directly or indirectly, of a security held or to be acquired by a client are prohibited from:

1.	Personally selling or purchasing securities directly or indirectly to or from a client account;

2.	Defrauding such client in any manner;

3.	Misleading such client, including by making a statement that omits material facts;

4.	Engaging in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon such client;

5.	Engaging in any manipulative practice with respect to such client;

6.	Engaging in any manipulative practice with respect to securities, including price manipulation;

7.
Except as may be disclosed in the Company’s Form ADV, favoring one client over another client (i.e., larger accounts over smaller accounts, accounts compensated by performance fees over accounts not so compensated, accounts in which employees have made material personal investments, accounts of close friends or relatives of supervised persons).

Investment Personnel may not recommend, implement or consider any securities transaction for a client(s) for which the Investment Personnel has a material beneficial ownership, material business or material personal relationship or other material relationship unless the information has been disclosed to the client. Some situations may dictate that the Investment Personnel not participate in any decision making process regarding that particular security. Any such material conflicts must be disclosed to the Chief Compliance Officer. See Exhibit D, conflicts of Interest Inventory.  Additionally, Investment Personnel are to notify the Chief Compliance Officer immediately if they become the subject of a legal or regulatory proceeding.

SBH Code of Ethics – July 2013

All oral and written statements, including those made to clients, prospective clients, their representatives, or the media, must be professional, accurate, balanced, and not misleading in any material respect.

SBH Code of Ethics – July 2013

III. TRANSACTIONS & REPORTING

1.   Transactions

A.
Preclearance.  Unless an exception applies, all Access Persons must have all Securities transactions, to include transactions in a Fund, of which such Access Person has trading authority, has or will acquire Beneficial Ownership (hereinafter referred to as “Personal Securities Transactions”) preapproved with the designated person(s) See Exhibit A, Preclearance Form.

Following pre-clearance, action must be taken within one (1) business day or another Preclearance will be required.

Specific Preclearance Policies

1.
All transactions in bonds, common stocks, convertible securities, stock options and stock index options are to be executed through SBH’S Trading Department.  (Specific brokers may be designated if you so choose.)

2.
All Access Persons must have all account(s) of which the Access Person has Beneficial Ownership, on the client accounting system.  This account should consist of all securities in which the Access Person has a controlling interest, regardless of the name under which the securities are held. Securities held under the name of a spouse, minor children, or other dependents residing in the same household should always be recorded on the client accounting system.  Rare exceptions to this rule may occur in such securities.  These exceptions must be approved in advance by the Chief Compliance Officer and/or a Managing Director that sits on the Management Committee.

3.
If a trade is not done through the SBH trading desk, a Preclearance form must be used before the trade is executed.  Because Access Persons are required to have all accounts on the client accounting system, filing out a Preclearance form for trades of Securities done through the SBH trading desk is not required.

SBH Code of Ethics – July 2013

The following transactions do not require Preclearance; they are exceptions to Preclearance:

1.	Purchases or sales over which an access person has no direct or indirect ability to influence or control;

D.	Purchases or sales pursuant to an automatic investment plan, which includes a dividend reinvestment plan, if amounts are determined well in advance as to what their investments will be;

3.
Purchases effected upon exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuers, and sales of such rights so acquired;

4.
Acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

5.	Open-end investment company shares other than shares of Funds.

6.	Certain closed-end index funds;

7.	Unit investment trusts;

8.	Futures and options on currencies or a broad-based securities index;

9.	Transactions in certain types of debt securities (e.g., municipal bonds) where the Company is an equity-only adviser or other similar circumstances where conflicts of interest would not arise;

10.	Other non-volitional events, such as assignment of options or exercise of an option at expiration;

11.	Government securities.

12.	Non-securities commodities.

SBH Code of Ethics – July 2013

Factors to Consider in Preclearance:

(a)	Whether any client has a pending “buy” or “sell” order in that security or has completed a purchase or sale of that security that day;

(b)	Whether the amount or nature of the Personal Securities Transaction or person making it is likely to affect the price of or market for the Security;

(c)	Whether the Personal Securities Transaction would create the appearance of impropriety, whether or not an actual conflict exits;

(d)	Whether the Security proposed to be purchased or sold is one that would qualify for purchase or sale by any client;

(e)	Whether the Personal Securities Transaction is non-voluntary on the part of the individual, such as the receipt of a stock dividend; and

(f)	Whether the Security is currently being considered for purchase or sale by a client or has been so considered in the past seven-(7) days.

B.	Limitations on Initial and Subsequent Transactions.

1.
A Portfolio Manager, or any member of his/her immediate family, shall not purchase/sell securities of an issuer (includes different security of same issuer) for an account of which he or she is a Beneficial Owner within seven (7) calendar days prior to or after a Managed Account or Fund he or she manages purchases/sells that issuer’s same security.  There is a De Minimis Exception for transactions involving a small number of shares of companies with very large market capitalization and high average daily trading volume.  However, each trade should be analyzed to help ensure a client trade is not disallowed because of this rule to ensure client’s interests are considered.

2.
Access Persons or any member of their immediate family, shall not purchase or sell a security on the same day there is a pending transaction in a client account (“client account” or “advisory client” includes a Fund advised or subadvised by the Company).  After a client account has made an initial purchase of Securities of an issuer, an Access Person of the Companies, or any member of his/her immediate family, shall not purchase or sell Securities of such issuer if the client account is contemplating an additional purchase or a partial sale of such issuer’s Securities, unless the trade meets the De Minimis Exception.  However, in this case the Portfolio Manager’s trades, to include immediate family trades must not be executed before their own client trades.  If a Portfolio Manager violates this policy they may be disallowed from doing de minimis trades in accounts in which they have Beneficial Ownership for 5 days.

SBH Code of Ethics – July 2013

3.
Short Term Trading.  While the Company does not have a specific policy banning short-term trading, except as stated below, or the disgorgement of any short-term profits, short-term trading should not be done on an excessive basis.

Short-term trading is not allowed by Access Persons in any Fund or Reportable Funds. Short term trading is defined for this specific instance as a 60 day period.

An exception to this must be requested in writing to the Compliance Department indicating a reason why a short-term trade is necessary.

C.	Prohibited Transactions

1.	Initial Public Offerings (IPOs). Employees, Access Persons, and their immediate family members, are prohibited from purchasing IPOs.

2.
Limited or Private Offerings.  Access Persons are prohibited from purchasing private placements without express prior approval of the Chief Executive Officer or his/her designee.  In considering the approval, it should be considered whether the investment opportunity should be reserved for a client.  If a client (which such term includes a Fund) subsequently considers investing in a private placement owned by his or her Portfolio Manager, the Portfolio Manager must disclose their investment to the client.  The decision to purchase such securities for the client must be independently reviewed by Investment Personnel with no personal interest in that issuer.

3.
Insider Trading (see Section IV.), Front Running, Market Timing, and Short Term Trading.  Employees and Access Persons are prohibited from engaging in Insider Trading, front running, market timing in Funds and Reportable Funds, and short term trading in Funds and Reportable Funds as stated in Section 1.B.3 above.

SBH Code of Ethics – July 2013

4.
Outside Brokerage Accounts.  It is prohibited for Portfolio Managers to transact for their personal account using a broker they use for Fund or Managed Account transactions.  This includes any account in which they have Beneficial Ownership.

D.	Exemption

Sections A and B above, do not apply to individuals granted an exemption thereto by the Management Committee of the Company, where such individuals may otherwise be deemed an Access Person.  Such exemption will be in writing and maintained in the corporate record books of the Company.

E.	Reporting

A.
Holdings Report.  Within 10 days of becoming an Access Person or an employee, such Access Person or employee is to provide a report of all their current holdings of Securities, to include Reportable Funds, to the Chief Compliance Officer or her delegate. Employees and Access Persons are also required annually to disclose personal Securities holdings and Reportable Funds, which may be done through the use of a brokerage statement.   If there are holdings other than those reflected on a traditional broker/dealer account (i.e. private placements, securities held in bank safe deposit boxes), those must also be disclosed.  The holdings report must include:

1.
The title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each reportable security in which the employee has any direct or indirect Beneficial Ownership;

2.	The name of any broker, dealer or bank with which the employee maintains an account in which any securities are held for the access person’s direct or indirect benefit and account numbers;

3.	The date the report is submitted; and

4.
The information supplied must be current of a date no more than 45 days before the annual report is submitted.  For new employees or Access Persons, the information must be current as of a date no more than 45 days before the person became an employee or Access Person.

SBH Code of Ethics – July 2013

See Exhibit B, Memorandum on initial holdings, outside business activities, names of related persons in the securities industry.

B.
Quarterly Report.  All employees and Access Persons are required to submit quarterly reports hereunder to the Chief Compliance Officer or her delegate.  Not later than thirty (30) days after the end of each calendar quarter, each employee and Access Person shall submit a report which includes the following information with respect to transactions during calendar quarter in any Security, including Reportable Funds, in which such employee has, or by reason of such transaction acquired, any Beneficial Ownership in the Security.  This is done via duplicate statements and, where reasonably practical, confirmations with follow-up verification by the employees and Access Persons.  The term Security includes all securities listed under Section X. hereof, including government securities, etc. even if not specifically included for the purposes of preclearance.

1.	The date of the transaction, the title and exchange ticker symbol or CUSIP number, and the number of shares, and the principal amount of each Security involved;

2.	The nature of the transaction (i.e., purchase, sale, gift or any other type of acquisition or disposition);

3.	The price at which the transaction was effected; and

4.	The name of the broker, dealer, or bank with or through whom the transaction was effected.

5.	Interest rate and maturity date, if applicable.

6.	Date report was submitted.

With respect to any account established by an Access Person in which any Securities were held during the quarter for the direct or indirect benefit of the Access Person, the report must also include:

1.	The name of the broker, dealer or bank with whom the Access Person established the account; and

SBH Code of Ethics – July 2013

2.	The date the account was established;

If no transactions have occurred during the period, the report shall so indicate.

See Exhibit C, Quarterly Report Pursuant to the Code of Ethics.

C.
Annual Report.  On an annual basis, employees and Access Persons are required to (a) certify what has been reported to compliance and provide a report of holdings in brokerage accounts if not already reported, (b) certify that he or she has read and understands the Code, has complied with the Code and has disclosed or reported all Personal Securities Transactions required to be disclosed or reported pursuant to the Code, and (c) certify that he or she is not subject to any disciplinary events listed in Item 11 of Form ADV, Part 1. See Exhibit D, Acknowledgement.

D.	Limitation on Reporting Requirements. Notwithstanding the provisions of Section III.A., no employee or Access Person shall be required to make a report:

1.	With transactions effected for any account over which such person does not have any direct influence or control; or

2.	Where a report made to the Companies would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Advisers Act.

3.	Government securities or transactions subject to an automatic investment plan.

E.
Reports of Violations. In addition to the reports required under this Code, employees and Access Persons shall report promptly, without retaliation, any transaction which is, or might appear to be, in violation of the Code to the Chief Compliance Officer and/or to the Managing Director who sits on the Management Committee.

Examples of these could be:

1.	Noncompliance with applicable laws, rules, and regulations;

2.	Fraud or illegal acts involving any aspect of the Company’s business;

3.	Material misstatements in regulatory filings, internal books and records, clients records or reports;

SBH Code of Ethics – July 2013

4.	Activity that is harmful to clients, including fund shareholders; and

5.	Deviations from required controls and procedures that safeguard clients and the Company.

The Chief Compliance Officer will report to the Management Committee at least annually, regarding any material violations of the Code.  In the event the Company advises or subadvises Funds, the Chief Compliance Officer will provide a written report to the Fund Board of Directors in form requested by the Fund, at least annually, that (a) describes any issues arising under the Code or procedures since the last report to the Board of Directors, including but not limited to, information about material violations of the Code or procedures or sanctions imposed in response to the material violation and (b) certifying that the Company has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

F.	Filing of Reports. All reports prepared pursuant to this Code shall be filed with the Chief Compliance Officer of the Company or his/her designee.

G.
Dissemination of Reports.  The Company’s General Counsel shall have the right at any time to receive copies of any reports submitted pursuant to this Code.  Such General Counsel shall keep all reports confidential except as disclosure thereof to the Management Committee or other appropriate persons as may be reasonably necessary to accomplish the purposes of this Code.

H.
Outside Brokerage Accounts.  All employees and Access Persons are required to have duplicate confirmations and statements from outside investment accounts sent to the Company’s Compliance Department.  See Exhibit E, letter to Broker/Dealer.

It is prohibited for Portfolio Managers to transact for their personal account using a broker they use for Fund or Managed Account transactions.  This includes any account in which they have Beneficial Ownership.

I.
Related Persons in Securities Business.  All employees are required to report to the Compliance Department related persons, either by lineage or marriage, employed in the securities business, namely: spouse, parent, children, or siblings.  See Exhibit B.

SBH Code of Ethics – July 2013

IV. INSIDER TRADING

The Insider Trading and Securities Fraud Enforcement Act of 1988 requires investment advisers to establish, maintain and enforce written policies and procedures designed to prevent the misuse of material non-public information by its directors, officers and employees. “Insider” means, with respect to a Company, an Associated Person of such Company or any Affiliated Person thereof, who is given access to or obtains material, non-public information.

A.	“Insider Trading.” means the use of material, non-public information to trade in a Security (whether or not one is an Insider) or the communication of material, non-public information to others.

Given the potential liability related to the Insider Trading and Securities Fraud Enforcement Act of 1988, it is critical that all employees be familiar with this Act.  The Act is very vague.  This was done specifically to allow regulators flexibility in dealing with potential abusers.

1.	It is unlawful for any person to misuse, directly or indirectly, any material, non-public information (see definition below). Personnel in possession of such information may not be:

(a)
Purchasing or selling such securities for their own accounts, for accounts in which they have a beneficial interest, or over which they have the power, directly or indirectly, to make investment decisions;

(b)	Issuing research reports, recommendations or comments which could be construed as recommendations; or

(c)	Disclosing such information or any conclusions based thereon to any other person.

Individuals needing this information to carry out professional responsibilities (i.e., compliance officer, and legal counsel) must also treat this information confidentially.

SBH Code of Ethics – July 2013

Although there is no intent to violate the law, an off-hand comment to a friend may be used, unbeknownst to you, by your friend to trade in securities and could result in substantial civil and criminal liabilities to you.

Thus, to avoid possible violations, investment advisers must exercise great care in their supervision of employees and in the securities transactions of their personnel.  If there is any question as to whether a contemplated purchase or sale would violate the insider trading rules, the employee must consult with the Company’s management prior to executing the transaction.

B.
“Penalties.”  The penalties for insider trading are severe, for both the individual and the controlling persons (supervisors who may be held liable).  The penalty, which may be imposed on the person who committed a violation, may be up to three times the profit gained or loss avoided by the transaction.  The maximum jail term is ten years per violation.  The penalty, which may be imposed on the controlling person, may be up to the greater of $1,000,000 or three times the profit gained or loss avoided.  The maximum criminal fines are $1,000,000 per violation for individuals and $2,500,000 per violation for non-natural persons.

C.
“Material Non-Public Information” is any information which has not been made public and which a reasonable investor might consider important in making an investment decision.  Examples of the types of information that are likely to be deemed “material” include, but are not limited to:

1.	Dividend increases or decreases;

2.	Earnings estimates or material changes in previously released earnings estimates;

3.	Significant expansion or curtailment of operations;

4.	Significant increases or declines in revenue;

5.	Significant merger or acquisition proposals or agreements, including tender offers;

6.	Significant new products or discoveries;

7.	Extraordinary borrowings;

SBH Code of Ethics – July 2013

8.	Major litigation;

9.	Liquidity problems;

10.	Extraordinary management developments;

11.	Purchase and sale of substantial assets;

12.	A valuable employee leaving or becoming seriously ill; and

13.	Change in pension plans (i.e., removal of assets from an over-funded plan, or an increase or decrease in future contributions).

(a)
For “non-public information” to be made public, it must be generally available through non-disclosure in a national business or financial wire service (i.e., Dow Jones or Reuters), a national news service (AP or UPI), a national newspaper (i.e., Wall Street Journal), or a public disseminated disclosure document (prospectus or proxy).

D.
“Firewall.”  By restricting, as much as possible, the number of individuals having access to “material information,” an investment adviser is building a good defense against possible violations.  The erection of a “Firewall” controls the flow of material non-public information within a multi-service company.  A Firewall prevents disclosure of confidential client information to persons within or without the Company except as necessary to a client. Formalizing all such communications can ensure that any disclosures through the Firewall are proper.  An even higher degree of control over communication between departments may require approval of senior management or by the legal department.  An excellent procedure for deterring unwanted disclosures and sensitizing employees to the Company’s commitment not to misuse confidential information is the requirement of employees to document and justify each Firewalll communication.  Access to files should also be restricted.

E.	“Watch and Restricted Lists.” Watch lists are maintained to assist in the monitoring of conflicts of interest.

A restricted list is maintained any time the Company has inside information and prohibitions of any trading (personal or for clients) in securities of issuers.

SBH Code of Ethics – July 2013

F.
“Front-Running”  While not necessarily insider trading, front-running is prohibited.  Front-running consists of executing a Personal Securities Transaction based on the knowledge of a forthcoming transaction or recommendation in the same or underlying security.

G.	Prevention of Insider Trading. To prevent Insider Trading, the Chief Executive Officer of the Company or his or her designee, shall:

1.	Take appropriate measures to familiarize Access Persons with the Code via training;

2.           Answer questions regarding the Code;

3.	Resolve issues of whether information received by an Insider is material and/or non-public; and

4.           Review and update the Code as necessary.

5.	(a)	Strive for a physical separation of the trading and research departments from those departments in possession of the sensitive information; and

(b)	Take steps to restrict access to the information including computer passwords and the use of code names.

H.	Detection of Insider Trading. To detect Insider Trading, the Chief Executive Officer of the Company or his or her designee(s), shall:

1.	Review the trading activity reports filed by each Access Person; and

2.	Review the trading activity of the Company, as applicable.

SBH Code of Ethics – July 2013

V.  OTHER POLICIES

A.	Gifts and Entertainment.

General Statement.  A conflict of interest occurs when the personal interests of employees interfere or could potentially interfere with their responsibilities to the Company and its clients.  The overriding principle is that Supervised Persons should not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of material value that could influence their decision-making or make them feel beholden to a person or Company.  Similarly, Supervised Persons should not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to the Company or the Supervised Person.  Investment Personnel are required to complete the Conflict of Interest form as requested by the Chief Compliance Officer.  See Exhibit D, Memorandum regarding conflicts of interest. This general principle applies in addition to the more specific guidelines set forth below.

1.
Gifts.  No Supervised Person may receive any gift, service, or other thing of more than de minimis value from any person or entity that does business with or on behalf of the adviser.  No Supervised Person may give or offer any gift of more than de minimis value to existing clients, prospective clients, or any entity that does business with or on behalf of the adviser without preapproval by the Chief Compliance Officer.  $100 is the general de minimis guideline.  There is a Department of Labor reporting requirement for any gifts greater than $250 to a union official per year.

2.	Cash. No Supervised Person may give or accept cash gifts or cash equivalents to or from a client, prospective client, or any entity that does business with or on behalf of the adviser.

3.
Entertainment.  No Supervised Person may provide or accept extravagant or excessive entertainment to or from a client, prospective client, or any person or entity that does or seeks to do business with or on behalf of the adviser.  Supervised Persons may provide or accept a business entertainment event in the ordinary course of business, such as dinner or a sporting event, of reasonable value, if the person or entity providing the entertainment is present.  This provision is also an exception to the prohibition on gifts set forth in Section A.1 above.

SBH Code of Ethics – July 2013

4.
Government Officials.  Please note that certain state or other governmental agencies may have regulations which restrict or prohibit gifts or entertainment.  Each employee wishing to give or receive a gift or entertainment is responsible for determining whether any such restriction applies when dealing with such agencies or officials thereof.

B.
Service as a Director.  Access Persons are prohibited from serving on the boards of directors of publicly traded companies, absent prior authorization based upon a determination that the board service would be consistent with the interests of clients, including a Fund and its shareholders.  Investment Personnel serving as directors normally should be isolated from those making investment decisions through “Firewall” or other procedures.  If an Access Person serves on the board of a private entity that goes public, approval to continue on the board of the public company is required.

C.
Outside Business Activities.  Employees and Access Persons are required to notify the Compliance Department in writing of any outside business activities, whether or not they are securities related.  The Compliance Officer will consult with senior management regarding the allowance of such activity.  Examples include being a board member of a non-profit organization, outside employment, consulting engagements, serving as executive trustee or power of attorney for non-family members, etc.  See Exhibit G, Request to Engage in Outside Business Activity.

D.	Political Contributions. Supervised Persons should not make or solicit political contributions for the purpose of obtaining or retaining advisory contracts with government entities.

SBH Code of Ethics – July 2013

E.	Privacy. Our clients’ trust is important to us. Because they trust us with their financial and other personal information, we take the safeguarding and respect of this information very seriously.

It is our policy to:

•	Respond to fraud and activity alerts.

•	Properly secure client information.

•	Properly handle notices of identity theft.

•	Respond to any notifications about identity theft and restrict the refurnishing of blocked information.

•	If you see altered or suspicious documents, report it to Compliance and your Manager.

•	Only provide account information to account owner and address of record. Third parties can only be sent information with proper written authorization of the client on file.

•
If you become aware of a breach within the Firm, notify Compliance and your Manager.  The client may need to be made aware of a breach by letter.  Certain States may also require notification to them.  The client letter will include the information breached.  This may include situations such as a document, which includes client information, being sent to the wrong client.

F.
Electronic Communications.  Electronic communications have been interpreted to constitute written communications required to be retained under Rule 204-2 of the Advisers Act and other applicable laws and regulations. They include E-mails, Facsimiles, File Transfer Protocols (FTP’s), Electronic Bulletin Boards, Chat Rooms and Instant Messaging (IM).  All employees must adhere to and sign-off on the following policies:

•	Web Sites – While browsing is permitted, no references to the Firm, its services, the employees’ title, etc. should be made.

SBH Code of Ethics – July 2013

•	E-mail – Employees are required to transact business with clients or potential clients only through SBH systems.

•
Internet tools (Chat Rooms, Bulletin Boards, Blogs, etc.)  – Only browsing is permitted.  Employees are instructed not to post any company, financial service, stock, performance, economic or other related information on any internet tool.  Additionally, employees cannot transact any Firm business, solicit Firm business or do any Firm marketing or advertising through internet tools.

•
Social Media Sites (Facebook, LinkedIn, etc.) – All postings to a social networking site which includes Firm information, even if just identifying the Firm name, must be pre-approved, utilizing the Adverting/Marketing approval form, by Compliance.  Furthermore, employees are prohibited from posting any company, financial service, stock, performance, economic or other related information on any social networking site.  Additionally, employees cannot transact any Firm business, solicit Firm business or do any Firm marketing or advertising through any social media site.

See Exhibit H for the Employee Electronic Communications Agreement which is reviewed with each employee as part of their new employee Compliance Training.

VI.  SUPERVISORY PROCEDURES

The following supervisory procedures shall be implemented:

A.
The Compliance Department, on a quarterly basis, reviews employee and Access Persons’ transactions (including those accounts for which they have a beneficial interest in or have control over).  They also verify the receipt of preclearance forms, duplicate confirmations statements and quarterly forms.  This review does not include a comparison with Wrap trades. (The CCO will provide the CEO with his quarterly transactions and holdings report for sign-off.)

B.	Issues are brought to the appropriate management attention. This may include:

1.	An assessment of whether the person followed any required internal procedures, such as preclearance;

SBH Code of Ethics – July 2013

2.	Comparison of personal trading to any watch/restricted lists;

3.
An assessment of whether the person is trading for his or her own account in the same securities he or she is trading for clients, and if so, whether the clients are receiving terms as favorable as the person takes for him or herself;

4.	Periodically analyzing the person’s trading for patterns that may indicate abuse, including market timing; and

5.
An investigation of any substantial disparities between the percentage of trades that are profitable when the person trades for his or her own account and the percentage that are profitable when he or she places trades for clients.

C.
Formal Code of Ethics training will be provided by Compliance  for all new  employees; and Annual  Code of Ethics training will be provided  for all employees.  In addition, all employees newly registered as Associated Persons with the National Futures Association, if applicable, will complete ethics training within six months of becoming registered and periodic ethics training will be completed by all Associated Persons.

D.	The Code will be reviewed on at least an annual basis regarding the adequacy and effectiveness of the Code.

SBH Code of Ethics – July 2013

VII.  ENFORCEMENT AND SANCTIONS

A.
General. Any Affiliated Person of a Company who is found to have violated any provision of this Code including filing false or incomplete or untimely reports may be permanently dismissed, reduced in salary or position, temporarily suspended from employment, or sanctioned in such other manner as may be determined by applicable the Management Committee in their discretion.  In determining sanctions to be imposed for violations of this Code, the Management Committee may consider any factors deemed relevant, including without limitation:

1.           The degree of willfulness of violation;

2.           The severity of the violation;

3.           The extent, if any, to which the violator profited or benefited from the violation;

4.           The adverse effect, if any, on the client(s);

5.           The market value and liquidity of the class of Securities involved in the violation;

6.           The prior violations of the Code, if any, by the violator;

7.           The circumstances of discovery of the violation; and

8.
If the violation involved the purchase or sale of Securities in violation of this Code, (a) the price at which the purchase or sale was made and (b) the violator’s justification for making the purchase or sale, including the violator’s tax situation, the extent of the appreciation or depreciation of the Securities involved, and the period the Securities have been held.

B.
Rights of Alleged Violator.  A person charged with a violation of this Code shall have the opportunity to appear before the Management Committee as it has authority to impose sanctions pursuant to this Code, at which time such person shall have the opportunity, orally or in writing, to deny any and all charges, set forth mitigating circumstances, and set forth reasons why the sanctions for any violations should be more lenient than proposed.

SBH Code of Ethics – July 2013

C.
Notification to General Counsel of Funds.  The General Counsel of the Fund involved shall be advised promptly of the initiation and outcome of any enforcement actions hereunder if the actions concern any Fund.

D.
Delegation of Duties.  The Management Committee may delegate its enforcement duties under this Article to a special committee of the Management Committee comprised of at least three persons or to the Chief Executive Officer of the Company; provided, however, that no director or person shall serve on such committee or participate in the deliberations of the Management Committee hereunder who is at the same time charged with a violation of this Code.

E.
Non-Exclusivity of Sanctions.  The imposition of sanctions hereunder by  the Management Committee shall not preclude the imposition of additional sanctions by a Board of Directors of a Fund and shall not be deemed a waiver of any rights by a Fund.  In addition to sanctions which may be imposed by the Management Committee or Boards of Directors, persons who violate this Code may be subject to various penalties and sanctions including, for example, (i) injunctions; (ii) treble damages, (iii) disgorgement of profits; (iv) fines to the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, (v) demotion; (vi) termination; and (vii) jail sentences.

The Code adopted by the Company is designed to promote high standards of conduct.  The Code gives the Company responsibility for determining sanctions in circumstances where the violation relates to the conduct of an employee of the Company.  The Code identifies a number of factors for consideration in determining sanctions including the degree of willfulness of the violation; the severity of the violation and the adverse effect, if any, of the violation.  The Code permits the Company to consider mitigating or exculpatory factors regarding such violations.

SBH Code of Ethics – July 2013

F.           Potential Fines.  The following are potential penalties for violation of the Code .

Nature of Violation	Penalty
Late quarterly report filing; or Failure to notify Compliance of new brokerage account	First Violation: written warning Second: $100.00 Third: $200.00 Thereafter: Disciplinary action
Failure to obtain Preclearance or Preclearance obtained after trade date	First Violation1: written warning Second: $250.002 Third: $500.002 Thereafter: Disciplinary action

1	The penalties described herein are in addition to the option of disgorgement described in the Code of Ethics.

2	The penalties described in this section are $750.00 and $1,500.00 for Second and Third Violations of Portfolio Managers.

SBH Code of Ethics – July 2013

VIII.  MISCELLANEOUS PROVISIONS

A.
Identification of Access Persons.   The Company shall, identify all Access Persons who are under a duty to make certain reports and shall inform such persons of such duty.   Individuals deemed to be Access Persons will receive notice from the compliance department.  Any individual who do not receive such notice but consider themselves Access Persons should contact the Chief Compliance Officer.

B.	Maintenance of Records. The following records will be maintained in a readily accessible place:

1.	A copy of each Code that has been in effect at any time during the past five years;

2.	A record of any violation of the Code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred;

3.	A record of all written acknowledgements of receipt of the Code and amendments for each person who is currently, or within the past five years was, a supervised person;

(a)	These records must be kept for five years after the individual ceases to be a supervised person of the Company.

4.	Holdings and transactions reports made pursuant to the Code, including any brokerage confirmation and account statements made in lieu of these reports;

5.	A list of the names of persons who are currently, or within the past five years were, Access Persons;

6.
A record of any decision and supporting reasons for approving the acquisition of securities by access persons in limited offerings for at least five years after the end of the fiscal year in which approval was granted;

7.	Maintain records of any decisions that grant persons a waiver from or exception to the Code.

SBH Code of Ethics – July 2013

8.	Fund advisers will also maintain:

(a)	A record of persons responsible for reviewing Access Persons’ reports currently or during the last five years; and

(b)	A copy of reports provided to the Fund’s board of directors regarding the Code.

C.	Effective Date. The effective date of this Code shall be July 25, 2013.

SBH Code of Ethics – July 2013

IX.  INVESTMENT COMPANIES

A.	Violations of Section II. regarding Funds.

1.
At its election, a Fund may choose to treat a transaction prohibited under this Code as having been made for its account.  Such an election may be made only by a majority vote of the directors of the Fund who are not Affiliated Persons of applicable Company.  Notice of an election under this paragraph shall not be effective unless given to applicable Company within sixty (60) days after the Fund is notified of such transaction.  In the event of a violation involving more than one Fund, recovery shall be allocated among the affected Funds in proportion to the relative net asset values of the Funds as of the date of the violation.  A violator shall be obligated to pay the Fund any sums due to said Fund pursuant to paragraph below due to a violation by a member of the immediate family of such violator.

2.
If Securities purchased in violation of this Code have been sold by the violator in a bona fide sale, the Fund shall be entitled to recover the profit made by the violator.  If such Securities are still owned by the violator, or have been disposed of by such violator other than by a bone fide sale at the time notice of election is given by the Fund, the Fund shall be entitled to recover the difference between the cost of such Securities to the violator and the fair market value of such Securities on the date the Fund acquired such Securities.  If the violation consists of a sale of Securities in violation of this Code, the Fund shall be entitled to recover the difference between the net sale price per share received by the violator and the net sale price per share received by the Fund, multiplied by the number of shares sold by the violator.  Each violation shall be treated individually, and no offsetting or netting of violations shall by permitted.

3.
Knowledge on the part of the General Counsel of a Fund of a transaction in violation of this Code shall be deemed to be notice to the Fund under paragraph above.  Knowledge on the part of a director or officer of a Fund who is an Affiliated Person of the Company of a transaction in violation of this Code shall not be deemed to be notice under this Code.

SBH Code of Ethics – July 2013

4.
If the Board of Directors of a Fund determines that a violation of this Code has caused financial detriment to such Fund, upon reasonable notice to the applicable Company, such Company shall use its best efforts, including such legal action as may be required, to cause a person who has violated this Code to deliver to the Fund such Securities, or to pay to the Fund such sums, as the Fund shall declare to be due under this Code, provided that:

(a)	Such Company shall not be required to bring legal action if the amount recoverable would not reasonably be expected to exceed $2,500;

(b)	In lieu of bringing a legal action against the violator, such Company may elect to pay to the Fund such sums as the Fund shall declare to be due under this Section; and

(c)	Such Company shall have no obligation to bring any legal action if the violator was not an Affiliated Person of Such Company.

In lieu of the steps described in this Section regarding the Funds, if one of the Companies is serving as an investment sub-adviser to the Fund, the Fund may elect to apply the terms of the Code of Ethics of its Investment Adviser.

B.
Prescribed Activities Under Rule 17j-l(b).  Rule 17j-l(b) under the 1940 Act generally provides:  It is unlawful for any Affiliated Person of or principal underwriter for a registered investment company, or any Affiliated Person of an investment adviser of or principal underwriter for a registered investment company in connection with the purchase or sale, directly, or indirectly, by such person of a security held or to be acquired by the registered investment company -

(a)	To employ any device, scheme or artifice to defraud the Fund;

(b)
To make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

SBH Code of Ethics – July 2013

(c)	To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any the Fund; or

(d)	To engage in any manipulative practice with respect to the Fund.

Any violation of Rule 17j-l(b) shall be deemed to be a violation of the Code.

SBH Code of Ethics – July 2013

X.  DEFINITIONS

A.	“Access Person”

In the event that the Company does not advise or subadvise Funds, means any of the Company’s Supervised Persons who:

has access to non-public information regarding any clients’ purchase or sale of securities, or non-public information regarding the portfolio holdings of any account the adviser or its control affiliates manage;

or

is involved in making securities recommendations to clients, or has access to such recommendations that are non-public.

In the event that the Company does advise or subadvises Funds, “Access Persons” means any director, officer or general partner, of the Company or an Advisory Person.

B.	“Advisers Act” means the Investment Advisers Act of 1940, 15 U.S.C. ' 80b-1 to 80b-21 as amended.

C.	“Advisory Person.”

1.
any director, officer, general partner or employee of the Fund or of any company in a control relationship of the Fund, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security, or whose functions or duties relate to the making of any recommendations with respect to such purchases or sales; and

2.
Any natural person in a control relationship to the Fund who obtains information concerning recommendations made with regard to the purchase or sale of a Security.  This does not include those individuals who prepare or review public reports and who do not receive information about current recommendations.

An advisory person (i.e., employee) is not an Access Person simply due to his or her position with the adviser.  Rather, the employee must actually hold material information about potential Fund transactions.

SBH Code of Ethics – July 2013

D.	“Natural Person Versus Person.” A natural person is as an individual. A person can be as an entity such as a corporation, partnership, or individual person.

E.	“Affiliated Person” of another person means:

1.	Any person directly or indirectly owning, controlling, or holding with power to vote, five percent (5%) or more of the outstanding voting securities of such other person;

2.	Any person, five percent (5%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person;

3.	Any person directly or indirectly controlling, controlled by, or under common control with, such other person;

4.	Any officer, director, partner, co-partner, or employee of such other person;

5.	If such other person is as an investment company, and investment adviser thereof or any member of as an advisory board thereof; and

6.	If such other person is as an unincorporated investment company not having a board of directors, the depositor thereof.

F.
“Associated Person” with respect to a Company, means any partner, officer, director, or branch manager of such Company (or any person occupying a similar status or performing similar functions); any person directly or indirectly controlling, controlled by, or under common control with such Company; or any employee of such Company.

G.
“Beneficial Ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended.  It means the opportunity to profit directly or indirectly from a transaction or sharing a direct or indirect pecuniary interest.  For example, a partnership, trust, corporation, investment club, contract arrangement, and understanding or a relationship are instances where a person may be deemed to have beneficial ownership.  Here are other examples:

1.	Securities held by an Access Person for his or her own benefit, whether such securities are in bearer form, registered in his or her own name, or otherwise;

SBH Code of Ethics – July 2013

2.
Securities held by others for the Access Person’s benefit (regardless of whether or how such securities are registered), such as, for example, securities held for the Access Person by custodians, brokers, relatives, executors or administrators;

3.	Securities held by a pledgee for an Access Person’s account;

4.
Securities held by a trust in which an Access Person has an income or remainder interest unless the Access Person’s only interest is to receive principal (a) if some other remainderman dies before distribution or (b) if some other person can direct by will a distribution of trust property or income to the Access Person;

5.
Securities held by an Access Person as trustee or co-trustee, where whether the Access Person or any member of their immediate family (i.e., spouse, children or their descendants, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as blood relationship) has an income or remainder interest in the trust;

6.	Securities held by a trust of which the Access Person is the settler, if the Access Person has the power to revoke the trust without obtaining the consent of all the beneficiaries;

7.
Securities held by a general or limited partnership in which the Access Person is either the general partner of such partnership or the controlling partner of such entity.  For these purposes, an Access Person will be considered to be a controlling partner of a partnership of such Access Person owns more than 25% of the partnership’s general or limited partnership interests;

8.	Securities held by a personal holding company controlled by the Access Person alone or jointly with others;

9.	Securities held in the name of the Access Person’s spouse unless legally separated;

10.
Securities held in the name of minor children of the Access Person or in the name of any relative of the Access Person or of their spouse (including an adult child) who is presently sharing the Access Person’s home.  This applies even if the Securities were not received from the Access Person and the dividends are not actually used for the maintenance of the Access Person’s home;

SBH Code of Ethics – July 2013

11.
Securities held in the name of any person other than the Access Person and those listed in (9) and (10) above, if by reason of any contract, understanding, relationship, agreement, or other arrangement the Access Person obtains benefits substantially equivalent to those of ownership;

12.
Securities held in the name of any person other than the Access Person, even though the Access Person does not obtain benefits substantially equivalent to those ownership (as described in (11), above), if the Access Person can vest or re-vest title in himself.

H.	“Board of Directors” means the board of directors of a company or persons performing similar functions with respect to any organization, whether incorporated or unincorporated.

I.	“Company” means Segall Bryant & Hamill, the adviser entity for which each director, officer, partner or employee serves. Company is also referred to as the “adviser”.

J.
“Control” shall have the meaning as that set forth in Section 2(a)(9) of the 1940 Act (power to exercise a controlling influence over the management or policies of a company unless such power is solely the result of as an official position with such company.)

K.
“De Minimis exception” is a transaction which is less than one percent (1%) of the daily trading volume of that security using a previous 5 day average.  This is calculated on the Portfolio Managers portion of the transaction only.

L.	“Fund” means each and every registered investment company for which the Company provides advisory or subadvisory services, which includes reportable funds.

M.
“Initial Public Offering” (IPO) is a corporation’s first offering of a security representing shares of the company to the public.  IPO (i.e., initial public offering) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

N.
“Investment Personnel” means any employee of the Company who, in connection with his or her regular duties or functions, makes or participates in making recommendations regarding the purchase or sale of securities by a client, to include a Fund, or who help execute and/or implement Portfolio Manager’s decisions.  This would include Portfolio Managers, portfolio assistants, securities and research analysts and traders.

SBH Code of Ethics – July 2013

O.
“Member of Immediate Family” of a person includes such person’s spouse, children under the age of twenty-five (25) years residing with such person or any relative by blood or marriage living in the employee’s household, and any trust or estate in which such person or any other member of his/her immediate family has a substantial beneficial interest, or controls the investment decision, unless such person or any other member of his/her immediate family cannot control or participate in the investment decisions of such trust or estate.

P.
“Managed Account” is as an account where continuous advice is given to a client or investments are made for a client based on the clients’ individual needs.  This service is provided to clients on both a discretionary and non-discretionary basis.  The adviser offers this service to individuals, trusts, estates, corporations, pension and profit-sharing plans and investment companies.  Account supervision is guided by the stated objectives of the client (i.e., maximum capital appreciation, growth, income or growth and income).

Q.	“Management Committee” means the committee deemed the Management Committee of the Company under the Company’s corporate governance structure.

R.
“Portfolio Manager” means an employee of Company whose regular duties or functions include making decisions or recommendations regarding the purchase or sale of securities by a client, to include a Fund.  In most instances an employee that functions as Portfolio Manager has “Portfolio Manager” in his or her title.

S.	“Purchase or Sale of a Security” includes among other things, the writing of as an option to purchase or sell a Security.

T.
“Reportable Fund” means any registered investment company that is advised or subadvised by an affiliate ( i.e. another adviser that is controlled by or under common control with Company).    Currently, there are none.

SBH Code of Ethics – July 2013

U.
“Security” shall have the meaning set forth in Section 2(a)(36) of the 1940 Act or Section 202(a)(18) of the Advisers Act A Security means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.  It does  not include direct obligation of the government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (any instrument having a maturity at issuance of less than 366 days and that is in one of the two highest rating categories of a nationally recognized statistical organization) including repurchase agreements, money market funds, shares of registered open-end investment companies unless advised or sub-advised by the Company, shares of unit investment trusts that are invested exclusively in one or more open-end funds, none of which are advised or sub-advised by the Company, or other securities which may not be purchased by the Fund or Funds of which a person is as an Access  Person because of investment limitations set forth in Registration Statements filed with the Securities and Exchange Commission; however, that for purposes of the reporting requirements of Article IV, "Security" shall include securities issued by a  Fund, and for purposes of the Insider Trading prohibition of Section II.A., "Security" shall include all securities set forth in Section 2(a)(36) of the 1940 Actor Section 202(a)(18) of the Advisers Act.

V.
“Security Being Considered for Purchase or Sale” means that a recommendation to purchase or sell a security has been made and communicated in writing or orally and, with respect to the person making the recommendation, that such person seriously considers making such a recommendation.

W.	“Supervised Persons” include:

1.	Directors, officers, and partners of the adviser (or other persons occupying a similar status or performing similar functions);

2.	Employees of the adviser;

SBH Code of Ethics – July 2013

3.	Any other person who provides advice on behalf of the adviser and is subject to the adviser’s supervision and control;

4.	Temporary workers will be analyzed on a case-by-case basis;

5.	Consultants may be considered supervised persons if they are required to be licensed or have access to investment decisions;

6.	Independent contractors will be analyzed on a case-by-case basis;

7.	Certain employees of affiliates will be analyzed on a case-by-case basis; or

8.	Particular persons designated by the Chief Compliance Officer.

SBH Code of Ethics – July 2013

P R E C L E A R A N C E   F O R M

Approvers (primary)
[  ] Cheryl Woodcock (Equity)     [  ] Elisa Brizuela (Equity)     [  ] Greg Hosbein (Equity and Fixed Income)
[  ] James Dadura (Fixed Income)     [  ] Phil Hildebrandt (Private Placements)     [  ] Ralph Segall (Private Placements)

You must obtain Preclearance from an appropriate approver for equities, municipals, corporates, warrants, rights, options, futures, closed-end mutual funds, ETFs, gifts given, private placements and open-end mutual funds advised/ subadvised by the Company or an affiliated company (Clifton, SAM or SA).  Preapproval is not required for government securities transactions, bankers’ acceptance, bank CDs, commercial paper or open-end mutual funds not advised/sub-advised by the Company or an affiliated company.

Transaction Details
I would like to:	[ ] Purchase	______ units of the following security:
	[ ] Sell	Ticker (equity) or Cusip (fixed income): - or - ______ [ ] Puts or [ ] Calls of the following Option: (include expiration and strike price) Underlying Ticker:

Expected Trade Date:

I will use the following broker/dealer:                                .

[  ] This is a limit order.

To my knowledge, neither I nor anyone at the Company possesses material, non-public information about the issuer.
To the best of my knowledge, the requested transaction is consistent with the letter and spirit of the Code.
To the best of my knowledge, the Company has not purchased or sold the securities on behalf of an Advisory Client within the past 7 days.  (Portfolio Managers only)
To the best of my knowledge, the Company is not considering purchasing or selling the securities on behalf of an Advisory Client.

In the case of a sale of a Fund/Reportable Fund,
[ ] I have not acquired the securities within the last 60 days.
[ ] I have acquired the securities within the last 60 days.
In the case of a sale of a security other than a Fund/Reportable Fund,
[ ] I have not acquired the securities within the last 30 days.
[ ] I have acquired the securities within the last 30 days.

Employee Signature	Print Name	Date
Approval
You:
[  ] Can (Add comments or conditions below, if any)
[  ] Cannot effect this transaction.  Reason (if denied):
_______________________________________________________________________
_______________________________________________________________________

Approval	Date

Please note:
• Please make a copy for your files.
• It is the responsibility of the employee to send this form to the Compliance Department after approval is received.
• Preclearance is valid for day of Preclearance and one day following.

SBH Code of Ethics – July 2013

EXHIBIT  B
M E M O R A N D U M

To:           Compliance Department

From:

In accordance with Code of Ethics and FINRA Rules if applicable, I hereby report the following information:

OUTSIDE BUSINESS ACTIVITIES  (includes outside employment, sitting on a board of directors, etc.):

INVESTMENT ACCOUNTS/HOLDINGS  (includes D&Co and outside brokerage accounts).
Attach a copy of your most recent brokerage account statement(s) or a list of your current holdings (due within 10 days of hire).  Also, remember to notify Compliance in writing before you open any new D&Co or outside brokerage accounts.

LIST OF HOLDINGS NOT REFLECTED ON BROKERAGE STATEMENTS  (i.e. held physically, not book entry):

NAMES OF RELATED PERSONS (spouses, parents, children or siblings by lineage or marriage) EMPLOYED IN SECURITIES INDUSTRY, EMPLOYING FIRM AND POSITION:

______________________________________	__________________
Signature	Date

SBH Code of Ethics – July 2013

EXHIBIT C
Quarterly Report Pursuant to the Code of Ethics
for Segall Bryant & Hamill and its Affiliates
Quarter Ended

Instructions:

1.
Under the Code of Ethics and Conduct (the “Code”), employees must report all Personal Securities Transactions regardless of the size of the transaction, with the exception of certain securities, such as, securities issued by the U.S. Government, its agencies or instrumentalities, money market instruments, and shares in open-end investment companies not advised or sub-advised by the Company.

2.
Such reports are due by the 30th day of the month following the close of each calendar quarter regardless of whether you have had any Personal Securities Transactions, and are to be directed to the Compliance Director.

3.
With respect to Personal Securities Transactions, each report must cover all accounts in which you have a direct or indirect beneficial ownership interest, (unless you have no influence or control over such accounts) and all non-client accounts which you manage or with respect to which you give investment or voting advice.

4.	If no reportable transactions have occurred during the period, put an “X” in the following box. Ÿ

5.	If you must file this Report, and transactions have occurred during the period, set forth the following information with respect to the transactions, if not indicated on the attached form.

		NATURE OF		PRICE PER SHARE/	INSTITUTION
		TRANSACTION		UNIT AT WHICH	THROUGH WHICH
NAME OF	NUMBER OF	(i.e. Buy,	TRANSACTION	TRANSACTION	TRANSACTION
OF ISSUER/TITLE	SHARES/UNITS	SELL, OTHER)	DATE	WAS EFFECTED	WAS EFFECTED

(If you need additional space, please attach additional pages.)

6.	List below any brokerage accounts opened during the quarter.

DATE ACCOUNT
NAME OF BROKER/DEALER	WAS ESTABLISHED	ACCOUNT NAME	ACCOUNT NUMBER

7.	Questions regarding the completion of this Report may be directed to Paul A. Lythberg at (312) 474-4122 .

The answers to the foregoing are true and correct to the best of my information and belief.  By signing, I acknowledge that all transactions are reported in number 5 or on the attached pages.

Dated
Signature of Person Filing Report

Printed Name

SBH Code of Ethics – July 2013

EXHIBIT D1

Segall Bryant & Hamill
Initial Acknowledgment

I acknowledge that I have received, read and understand the following and will comply in all respects with the policies and procedures therein and also with the policies and procedures as further amended from time to time (documents referred to herein are located on the Segall Bryant & Hamill shared directory M:\COE):

Segall Bryant & Hamill Code of Ethics

Segall Bryant & Hamill Compliance Manual

I also acknowledge that I will bring any questions I have about anything contained in these documents to the attention of my supervisor or the Compliance Department.

I further acknowledge that I have received the Segall Bryant & Hamill Compliance Information binder.

Signature	Date

Print Name

Please return this form to the Compliance Department.  Thank you.

SBH Code of Ethics – July 2013

EXHIBIT D2

SEGALL BRYANT & HAMILL (SBH)
Annual Compliance Form

«Employee»

On a periodic basis, we verify certain personal information and obtain certain acknowledgements.  Please complete this form and return it to Paul A. Lythberg in the Compliance Department by _________________.  Any questions should be directed to Paul A. Lythberg at 312-474-4122.

Personal Brokerage Accounts

Segall Bryant & Hamill’s Code of Ethics requires all employees to disclose all brokerage accounts in their name, as well as any accounts over which they exercise control and any accounts of members of immediate family.

“Member of Immediate Family” of a person includes such person’s spouse, children under the age of twenty-five (25) years residing with such person or any relative by blood or marriage living in the employee’s household, and any trust or estate in which such person or any other member of his/her immediate family has a substantial beneficial interest, or controls the investment decision, unless such person or any other member of his/her immediate family cannot control or participate in the investment decisions of such trust or estate.

If you have a managed account (broker/adviser has sole discretion), a copy of your Managed Account Agreement may be requested.

Attached is a list of your personal brokerage accounts that are identified in our records.  Please review the list.

If there are accounts missing:
•	add them to the list;
•	attach a copy of the most recent account statement; and
•	request duplicate confirmations and statements to be sent to Segall Bryant & Hamill, Attn: Compliance, 10 South Wacker Drive, Suite 3500, Chicago, IL 60606-7507.

If all accounts are listed, check the “No Changes”  box on the sheet.

Securities Held Outside of Brokerage Accounts

Listed below are the previously reported securities you hold that are not reflected on your brokerage account statements (i.e., physically held certificates, private placements, etc.).

SBH Code of Ethics – July 2013

Please review and update the list below.  If information is missing, please add it to the list.  If there are no changes, please check the “No Changes”  box below.

NAME OF	TYPE OF	HOLDINGS #		BENEFICIAL
SECURITY	SECURITY	OF SHARE / PAR	RELATIONSHIP	INTEREST

«Outside_Holdings»

[   ]           No Changes.

COE Status / Preclearance / Reporting

According to the SBH Code of Ethics, your current COE Status is:  «COE_Status».
The responsibilities of this status are included in the attached “Executive Summary for all Supervised Persons.”

Have you, during the past 12 months, obtained preclearance for all applicable securities transactions as required?

Yes _____	No _____	N/A _____

Have you filed quarterly reports for all reportable securities transactions?

Yes _____	No _____

Have you disclosed all of personal investment holdings and outside brokerage firms by providing of account confirmations and statements?

Yes _____	No _____

Disclosure Information [check one]

_______	I hereby certify that I am not subject to any disciplinary events listed in Item 11 of Form ADV, Part 1. (See Attached)

_______	I hereby certify that I am subject to disciplinary events listed in Item 11 of Form ADV, Part 1. (See Attached)

SBH Code of Ethics – July 2013

For Portfolio Managers only:

______	I have not recommended any security to clients that is not held in their SBH account.

______	I have recommended securities to clients that were not intended to be held in their SBH account. The securities are:

Conflict of Interest

A conflict of interest occurs when the personal interests of an employee interferes or could potentially interfere with his/her responsibilities to the Firm and its clients.  The Firm needs to “inventory” potential conflicts of interest that could affect clients, proxy voting, etc.

For example, any key relationships you have with public companies as well as personal relationships with officers and directors or the immediate family of a publicly traded company should be included as a conflict of interest.  This is to determine potential material conflicts of interest related to possible proxy voting issues, ADV disclosure items, etc.  Examples of relationships are a family, business, or strong personal relationship, such as vacationing with the President of a public company.

The items listed below were previously reported.  Please review and update this information.  If there are no changes, please check the “No Changes” box.

Company Name (symbol)	Conflict/Relationship

«Conflict_of_Interest»

[   ]           No Changes.

Outside Business Activities

Outside business activities include outside employment, sitting on a board of directors, consulting engagements, etc.

SBH Code of Ethics – July 2013

The items listed below were previously reported.  Please review and update this information.  If there are no changes, please check the “No Changes” box below.

«Outside_Bsns_Desc»

[   ]           No Changes.

ACKNOWLEDGEMENTS

I acknowledge that I have received, read and understand the following and will comply in all respects with the policies and procedures therein and as amended (documents referred to herein are located on a Segall Bryant & Hamill shared directory):

•	The Segall Bryant & Hamill Compliance Manual; and
•	The Segall Bryant & Hamill Code of Ethics.

I acknowledge that I will bring any questions I have about anything contained in these documents to the attention of my supervisor or the Compliance Department.

I further acknowledge that the statements made by me on this form are true, complete and correct to the best of my knowledge and belief and are made in good faith.

SIGNATURE:	DATE:

SBH Code of Ethics – July 2013

EXHIBIT  E

(Date)

Broker/Dealer
(Address)

Re:	Account Number(s)

Dear Sir/Madam:

Please furnish to my employer copies of all trade confirmations and account statements with respect to all transactions for the above-stated account(s). Copies of such documents should be sent, as trades are effected, to:

Segall Bryant & Hamill
Attn:  Compliance Department
10 S. Wacker Drive, Suite 3500
Chicago, IL 60606-7507

Very truly yours,

cc: Paul A. Lythberg

SBH Code of Ethics – July 2013

EXHIBIT F

Intentionally Left Blank

SBH Code of Ethics – July 2013

EXHIBIT G
SEGALL BRYANT & HAMILL
REQUEST TO ENGAGE IN AN OUTSIDE BUSINESS ACTIVITY

TO:       Compliance Department

FROM:  _____________________________________

Branch/Department:____________________________

Yes, I am registered with the FINRA

No, I am a non-registered associated person

I understand it is required that I obtain prior written approval from my employer to engage in an outside business or activity, or to receive compensation from an outside person or entity.  I have familiarized myself with and agree to abide by Segall Bryant & Hamill policy and FINRA rules and hereby submit my request (and applicable attachments) to engage in the following activity.

1.	Name of company or entity__________________________________________________________________

2.	Check appropriate category:

Sole proprietorship
Family business or enterprise
Privately held corporation
Publicly held corporation
(if yes, where traded?)______________________
Partnership
(If yes, attach partnership agreement and list of all partners and their business affiliates.)
Charitable or non-profit organization
Municipal or political entity
Bank or financial institution
Broker-dealer, investment advisory or other securities-related business
(If yes, is the entity registered with the _____ FINRA _____ SEC _____ Not registered)
Other
(please specify)

3.	Nature of business__________________________________________________________________

4.	Amount of investments $_____________________________________________________________

5.	Degree of ownership_________________________________________________________________%

6.	Capacity in which I will be involved (check appropriate description)

Employee
Officer
Director or Trustee
Owner
Passive
Active
Elected official (such as school board or other political office)
Consultant
Other

SBH Code of Ethics – July 2013

7.	Term of office or projected period of involvement ____________________________________

8.	How much time will be devoted to this activity?______________________________________

9.	Amount of compensation (fees, commissions etc.) if any_______________________________

10.	Will it be necessary to be absent from Segall Bryant & Hamill during normal business hours on behalf of this activity?

Yes	No

If yes, please explain _____________________________________________________________________

11.	Are you aware of any potential conflicts of interest your involvement in this activity may pose?

Yes	No

If yes, please explain _____________________________________________________________________

12.	Have you ever or do you intend to recommend investment in or the purchase or sale of securities of the entity identified at item #1 above?

Yes	No

If yes, please explain _____________________________________________________________________

13.	Does the entity identified at item #1 above maintain an account at Segall Bryant & Hamill?

Yes	No

If yes: Account #________________

14.	Does the entity identified at item #1 above currently maintain or intend to engage in any relationships with an affiliate of Segall Bryant & Hamill?

Yes	No

If yes, please explain _____________________________________________________________________

I hereby warrant that the above information (and attachments, if applicable) is current and accurate to the best of my knowledge.  In addition, I agree to promptly notify Segall Bryant & Hamill of any material changes by amending this request.

_____________________________________________	______________________
Employee Signature	Date

_____________________________________________	______________________
Branch or Department Manager Signature	Date

_____________________________________________	______________________
Compliance Department Signature	Date

SBH Code of Ethics – July 2013

Exhibit H
Electronic Communications Agreement

Employee:	_________________________________
(Print Name)

Company:	Segall Bryant & Hamill

Note:  Firm refers to Segall Bryant & Hamill and all related companies.)

Web Sites
I understand that only browsing is permitted.  I will make no reference to the Firm, its services, my title, etc. on any personal websites.

E-mail
I will only use systems provided by the Firm to transact business with clients or potential clients.

Internet tools such as chat rooms, bulletin boards, and blogs (list is not inclusive)
I understand that only browsing is permitted. I will not post my, company, financial services, stock, performance, economic or related information to internet tools.  Further, I will not transact Firm business, solicit Firm business or do any Firm marketing through internet tools.

Social Media Sites (Facebook, LinkedIn, etc.)
I understand that any posting to a social networking site which includes Firm information, even if just identifying the Firm name, must be pre-approved, using the Sales Literature Approval form, by my manager and the Compliance Department.   I will not post company, financial services, stock, performance, economic or related information to social networking sites.  Further, I will not transact Firm business, solicit Firm business or do any Firm marketing through social networking sites.

I have reviewed, understand, and agree to abide by the Firm’s policy regarding electronic communications.  I further agree to conduct electronic business communications ONLY through the means provided by the Firm.  I will not use personal e-mail or other non-company products or services for Firm business.

_______________	__________________________________
Date	Employee Signature

_______________	__________________________________
Date	Manager Approval

SBH Code of Ethics – July 2013